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                                                                       Exhibit 1

                                  ADVANTA CORP.
                              MEDIUM-TERM NOTES DUE
                  FROM 9 MONTHS TO 40 YEARS FROM DATE OF ISSUE

                             DISTRIBUTION AGREEMENT



                                                             September 26, 1997


SALOMON BROTHERS INC
Seven World Trade Center
New York, NY 10048

BEAR, STEARNS & CO. INC.
245 Park Avenue
11th Floor
New York, NY  10167

CHASE SECURITIES INC.
270 Park Avenue, 8th Floor
New York, NY 10017-2070

CREDIT SUISSE FIRST BOSTON CORPORATION
11 Madison Avenue
New York, NY 10010

MERRILL LYNCH & CO.,
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
North Tower, 10th Floor
New York, NY 10281-1310

Dear Sirs:

         Advanta Corp., a Delaware corporation (the "Company"), confirms its agreement with Salomon Brothers Inc, Bear, Stearns & Co. Inc., Chase Securities Inc., Credit Suisse First Boston Corporation and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (each referred to as an "Agent" and collectively referred to as the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes described herein (the "Notes"). The Notes are to be issued pursuant to an indenture (the "Indenture") dated as of November 15, 1993 between the
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Company and The Chase Manhattan Bank (successor by merger to The Chase Manhattan
Bank (National Association)), as trustee (the "Trustee"). As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $350,000,000 aggregate principal amount (or its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign or composite currencies as the Company shall designate at the time of issuance) of Notes designated as its "Medium-Term Notes, Series E" to or through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional series of Notes and that such additional Notes may be sold to or through the Agents pursuant to the terms of this Agreement.

         This Agreement provides both for the sale of Notes by the Company to an Agent as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the applicable Agent), in which case the applicable Agent will act as an agent of the Company in soliciting Note purchases.

         The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 333-05701) for the registration of debt securities, including the Notes, under the Securities Act of 1933 (the "1933 Act") and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC and the Indenture has been qualified under the Trust Indenture Act of 1939 (the "1939 Act"). Registration statement No. 333-05701 (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, and any prospectus supplements relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934 (the "1934 Act") or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes, whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to each Agent for such use. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the

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Registration Statement or Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act, which is incorporated by reference in the Registration Statement or Prospectus, as the case may be.

SECTION 1. Appointment as Agents.

         (a) Appointment. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby agrees that Notes will be sold to or through the Agents. Each Agent is authorized to engage the services of any other broker or dealer in connection with the offer or sale of the Notes purchased by such Agent as principal for resale to others but is not authorized to appoint subagents. In connection with sales by an Agent of Notes purchased by such Agent as principal to other brokers or dealers, such Agent may allow any portion of the discount it has received in connection with such purchase from the Company to such brokers or dealers. Each Agent is acting in connection with the Notes individually and not collectively or jointly. The appointment of the Agents hereunder is not exclusive and the Company may from time to time offer Notes for sale otherwise than to or through an Agent; provided, however, that so long as this Agreement is in effect the Company will not appoint any other agent for the purpose of soliciting purchases of the Notes on a continuous basis. It is understood, however, that if from time to time the Company is approached by a prospective agent offering to solicit a specific purchase of Notes, the Company may engage such agent with respect to such specific purchase, provided that (i) such agent is engaged on terms substantially similar to the applicable terms of this Agreement (including the same commission schedule as set forth hereto as Schedule A) and (ii) the Agents are given notice of such purchase promptly, in each case after the purchase is agreed to.

         (b) Sale of Notes. The Company shall not sell or approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of Notes registered pursuant to the Registration Statement. The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

         (c) Purchases as Principal. The Agents shall not have any obligation to purchase Notes from the Company as principal, but each Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made in accordance with Section 3(a) hereof.

         (d) Solicitations as Agent. If agreed upon by the Agents and the Company, the Agents, acting solely as agents for the Company and not as principal, will solicit purchases of the Notes. Each Agent will communicate to the Company, orally, each offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase
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of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of such Agent's agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. The Agents shall not have any liability to the Company in the event any such agency purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the applicable Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the applicable Agent any commission to which it would be entitled in connection with such sale.

         (e) Reliance. The Company and each Agent agree that any Notes purchased by such Agent shall be purchased, and any Notes the placement of which such Agent arranges shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2. Representations and Warranties.

         (a) The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to an Agent as principal or through an Agent as agent), as of the date of each delivery of Notes (whether to an Agent as principal or through an Agent as agent) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Prospectus (each of the times referenced above being referred to herein as a "Representation Date") as follows:

                     (i) Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into this Agreement and consummate the transactions contemplated in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise.

                        (ii) Subsidiaries. Each subsidiary of the Company which is a significant subsidiary (each, a "Significant Subsidiary"), as defined in Rule 405 of Regulation C of the 1933 Act Regulations, has been duly incorporated and is validly

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         existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                       (iii) Registration Statement and Prospectus. At the time the Registration Statement became effective, the Registration Statement complied, and as of each applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder. The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any post-effective amendment to the Registration Statement becomes effective or any Annual Report on Form 10-K is filed by the Company with the SEC and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus delivered to the Agents for use in connection with the offering of Notes is identical to any electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T; and the Prospectus, as of the date hereof does not, and as of each Representation Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agents expressly for use in the Registration Statement or Prospectus.

                      (iv) Incorporated Documents. The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations").

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                         (v) Accountants. The accountants who certified the
         financial statements included or incorporated by reference in the Prospectus are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

                        (vi) Financial Statements. The financial statements and any supporting schedules and notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods mentioned; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

                        (vii) Authorization and Validity of this Agreement, the Indenture and the Notes. This Agreement has been duly authorized, executed and delivered by the Company and, upon execution and delivery by the Agents, will be a valid and legally binding agreement of the Company; the Indenture has been duly authorized, executed and delivered by the Company and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes, a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and except further as enforcement thereof may be limited by (i) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (ii) governmental authority to limit, delay or prohibit the making of payments outside the United States; the Notes have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus or agreed upon pursuant to the provisions of this Agreement, the Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and except further as enforcement thereof may be limited by (i) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate or exchange prevailing on a date determined pursuant to applicable law or (ii) governmental authority to limit, delay or prohibit the making of payments outside the United States; the Notes

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         and the Indenture will be substantially in the form heretofore delivered to the Agents and conform in all material respects to all statements relating thereto contained in the Prospectus; and each holder of Notes will be entitled to the benefits of the Indenture.

                        (viii) Material Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

                      (ix) No Defaults; Regulatory Approvals. Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound, the violation or default of which would have a material adverse effect on the Company and its subsidiaries considered as one enterprise; the execution and delivery of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and do not and will not conflict with or constitute a breach of the terms or provisions of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any such subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any law, rule, regulation, judgment, administrative regulation or administrative or court order or decree; and no consent, approval, authorization, order or decree of any court or governmental agency or body is necessary or required for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the issuance and sale of Notes hereunder, except such as have been obtained or rendered, as the case may be.

                         (x) Legal Proceedings; Contracts. Except as disclosed in the Registration Statement or the Prospectus, no legal or governmental actions, suits or proceedings, domestic or foreign, are pending to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that would reasonably be expected to materially and adversely affect the consummation of this Agreement or the Indenture or any transaction contemplated hereby or thereby or that would reasonably be expected to result in any material adverse change in the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries considered as one enterprise or which are required to be

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         described in the Registration Statement or the Prospectus and are not
         described therein, and to the knowledge of the Company no proceedings required to be so described have been threatened against the Company or any of its subsidiaries or with respect to any of their respective properties.

                        (xi) Company and Bank Status. The Company is a company described in Section 4(f)(1) of the Bank Holding Company Act of 1956, as amended (the "BHCA"). Advanta National Bank (formerly, Advanta National Bank USA and referred to herein as the "Bank") is validly existing as an association in good standing under the laws of the United States; the Bank is in compliance in all material respects with all regulations of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation (the "FDIC") the failure to comply with which would have a material adverse effect on the Company and its subsidiaries considered as one enterprise; and the Bank is in compliance with each of the limitations contained in Section 4(f)(3) of the BHCA.

                        (xii) Accuracy of Exhibits. There are no contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement by the 1933 Act or by the 1933 Act Regulations that are not described or filed as required.

                        (xiii) Possession of Licenses and Permits. The Company and its subsidiaries each owns, possesses or has obtained adequate governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to carry on its business as presently conducted, except those governmental licenses, permits, certificates, consents orders, approvals and other authorizations which the failure to own, possess or obtain would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries considered as one enterprise, and none of them has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders approvals or authorizations that, if determined adversely would, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries considered as one enterprise.

                        (xiv) Possession of Intellectual Property. The Company and its subsidiaries each owns, possesses or is licensed to use, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks, trade names and other intellectual property rights (collectively, "Intellectual Property Rights") necessary to carry on its business as presently conducted, except those Intellectual Property Rights that the failure to own, possess or be licensed to use would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries considered as one enterprise, and none of them has received any notice or infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that would, individually or in the aggregate, reasonably be expected

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to have a material adverse effect on the Company and its subsidiaries considered as one enterprise.

                        (xv) Debt Securities Ratings. Unless the Agents have been otherwise notified in writing, the ratings assigned to any debt securities of the Company by any nationally recognized statistical rating organization have not been downgraded from the ratings assigned by such organizations as of the date of this Agreement and no public announcement has been made by any nationally recognized statistical rating organization that it has under surveillance or review, with negative implications, its rating of any debt securities of the Company.

         (b) Additional Certifications. Any certificate signed by any director or officer of the Company or any Significant Subsidiary and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes through an Agent as agent or the sale of Notes to an Agent as principal shall be deemed a representation and warranty by the Company to such Agent as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

SECTION 3. Purchases as Principal; Solicitations as Agent.

         (a) Purchases as Principal. Unless otherwise agreed by an Agent and the Company, Notes shall be purchased by such Agent as principal. Such purchases shall be made in accordance with terms agreed upon by such Agent and the Company (which terms shall be agreed upon orally, with written confirmation prepared by such Agent and delivered to the Company). Each Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule A hereto. The Agents may engage the services of any other broker or dealer in connection with the resale of the Notes purchased as principal and may allow all or any portion of the discount received in connection with such purchases from the Company to such brokers and dealers. At the time of each purchase of Notes by an Agent as principal, such Agent shall specify the requirements, if any, for the stand-off agreement, officer's certificate, opinion of counsel and comfort letter pursuant to Sections 4(j), 7(b), 7(c) and 7(d) hereof.

         (b) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, such Agent, as an agent of the Company, will use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to in writing signed by the Company and such Agent. In connection with any Notes sold by an Agent as agent for the Company, the Agent shall prepare and deliver to the Company written confirmation of the terms agreed upon by the Agent and the Company and shall

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prepare and deliver to the Company a representation letter in the form of
Exhibit B hereto, or such other substantially similar form as is mutually agreed upon by the Company and the Agents (the "Agent Representation Letter").

         The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through an Agent, as agent, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

         The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto.

         (c) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) specified in Exhibit A hereto shall be agreed upon by the Company and the applicable Agent and set forth in a pricing supplement to the Prospectus to be prepared in connection with each sale of Notes. Except as may be otherwise provided in such supplement to the Prospectus, the Notes will be issued in denominations of U.S. $100,000 or any larger amount that is an integral multiple of U.S. $1,000. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents, the Company and the Trustee (the "Procedures"). The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4. Covenants of the Company.

         The Company covenants with each Agent as follows:

         (a) Notice of Certain Events. The Company will notify the Agents immediately (and, if reasonably requested by the Agents, will confirm such notice in writing) of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the SEC for filing of any supplement to the Prospectus relating to the sale of Notes through such Agent or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iv) any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

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         (b) Notice of Certain Proposed Filings. The Company will give the
Agents advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates of Notes or any amendment or supplement which relates exclusively to an offering of debt securities other than the Notes), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Agents with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such amendment or supplement or other documents in a form to which the Agents or counsel for the Agents shall reasonably object.

         (c) Copies of the Registration Statement and the Prospectus. The Company will deliver to the Agents one signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

         (d) Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the SEC on the fifth business day after the date on which such Pricing Supplement is first used.

         (e) Revisions of Prospectus -- Material Changes. Except as otherwise provided in subsection (k) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in the Agents' capacity as agent and to cease sales of any Notes the Agents may then own as principal, and the Company will promptly amend the Registration Statement and the Prospectus, subject to Section 4(b) herein, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

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
         (f) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations and shall provide copies of such amendment or supplement to the Agents upon the filing thereof.

         (g) Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explana-tions as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

         (h) Earnings Statements. The Company will make generally available to its security holders as soon as practicable after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.


         (i) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to the 1934 Act, including, without limitation, Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

         (j) Stand-Off Agreement. In connection with a purchase of Notes by an Agent as principal, if the Company and the Agent shall mutually agree in writing (or orally and confirmed in writing), then between the date of the agreement to purchase such Notes and the Settlement Date with respect to such purchase, the Company will not, without such Agent's prior written consent, offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Notes that are to be sold pursuant to such agreement, commercial paper in the ordinary course of business, debt securities sold by the Company or its selling agents pursuant to the Company's existing retail note program and retail medium-term note program).

         (k) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (e), (f) or (g) of this Section during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company and (ii) the Agents shall not then hold any Notes purchased as principal pursuant hereto, until the time the Company shall determine that solicitation of purchases of the Notes should be resumed or the Agent shall subsequently purchase Notes from the Company as principal.

SECTION 5. Conditions of Obligations.

         The obligations of each Agent to purchase Notes as principal and to solicit offers to purchase the Notes as agent of the Company, and the obligations of any purchasers of the Notes sold through each Agent as agent, will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

         (a) Effectiveness of Registration Statement. The Registration Statement (including any post-effective amendments or further registration statements filed by the Company for the purpose of registering additional Notes in connection with this Agreement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Agents.

         (b) Legal Opinions. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

                  (1) Opinion of Company Counsel. The opinion of Elizabeth H. Mai, Senior Vice President, Secretary and General Counsel to the Company, to the effect that:

                              (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                              (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and consummate the transactions contemplated in the Prospectus.

                              (iii) To the best of such counsel's knowledge, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise.

                              (iv)     Each Significant Subsidiary of the
                                       Company has been duly incorporated and
                                       is validly existing as a corporation in
                                       good standing under the laws of the
                                       jurisdiction of its incorporation, has
                                       corporate power and authority to own,
                                       lease and operate its properties and
                                       conduct its business as described in the Prospectus, and, to the best of such counsel's knowledge, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company directly or indirectly through one of its wholly-owned subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

                              (v) This Agreement has been duly and validly authorized, executed and delivered by the Company.

                              (vi) The Indenture has been duly and validly authorized, executed and delivered by the Company and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general equity principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or
                                       (B) governmental authority to limit,
                                       delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States.

                              (vii) The Notes are in the form contemplated by the Indenture, have been duly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States, and each holder of Notes will be entitled to the benefits of the Indenture.

                              (viii) The statements in the Prospectus under the captions "Description of the Notes" and "Description of Debt Securities", insofar as they purport to summarize certain provisions of documents specifically referred to therein, are accurate summaries of such provisions.

                              (ix)     The Indenture is qualified under the 1939
                                       Act.

                              (x) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

                              (xi) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the regulations under each of those Acts.

                              (xii) Except as disclosed in the Registration Statement or in the Prospectus, to the best of such counsel's knowledge, there are no legal or governmental actions, suits or proceedings, domestic or foreign, pending or threatened which are required to be disclosed in the Prospectus, or that would reasonably be expected to materially and adversely affect the consummation of this Agreement or the Indenture or any transaction contemplated thereby or that would reasonably be expected to result in any material adverse change in the condition (financial or otherwise), business, properties, or results of operations of the Company and its subsidiaries considered as one enterprise.

                              (xiii) To the best of such counsel's knowledge, neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note or lease to which it is a party or by which it or any of them or their properties may be bound, the violation or default of which would have a material adverse effect on the Company and its subsidiaries considered as one enterprise. The execution and delivery of this Agreement or of the Indenture, or the consummation by the Company of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and does not and will not conflict with or constitute a breach of any of the terms or provisions of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel and to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any such subsidiary is subject, or any law, rule, regulation, judgment, administrative regulation or administrative or court decree known to such counsel to be applicable to the Company of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company; nor will such action result in any violation of the provisions of the charter or by-laws of the Company.

                              (xiv) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference which would have a material adverse effect on the Company and its subsidiaries considered as one enterprise.

                              (xv) No consent, approval, authorization, order or decree of any court or governmental agency or body (including the SEC) is necessary or required for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the sale of Notes hereunder, except such as have been obtained or rendered, as the case may be.

                              (xvi) Each document filed pursuant to the 1934 Act and incorporated by reference in the Prospectus complied when filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations thereunder.

                              (xvii)   The information contained in the
                                       Prospectus under the caption "Government
                                       Regulation" and under the caption
                                       "Government Regulation" in the Company's
                                       Annual Report on Form 10-K, to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct.

                              (xviii)  The Company is a company described in
                                       Section 4(f)(1) of the BHCA. The Bank is validly existing as an association in good standing under the laws of the United States. The Bank is in compliance in all material respects with all regulations of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System and the FDIC the failure to comply with which would have a material adverse effect on the Company and its subsidiaries considered as one enterprise. The Bank is in compliance with each of the limitations contained in
                                       Section 4(f)(3) of the BHCA.

                              (xix) To the best of such counsel's knowledge, the Company and its subsidiaries each owns, possesses or has obtained adequate governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to carry on its business as presently conducted, except those governmental licenses permits, certificates, consents, orders approvals and other authorizations which the failure to own, possess or obtain would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries considered as one enterprise, and none of them has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations that, if determined adversely would, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries considered as one enterprise.

                              (xx) To the best of such counsel's knowledge, the Company and its subsidiaries each owns, possesses or is licensed to use, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks, trade names and other intellectual property rights
                                       (collectively, "Intellectual Property
                                       Rights") necessary to carry on its
                                       business as presently conducted, except
                                       those Intellectual Property Rights that
                                       the failure to own, possess or be
                                       licensed to use would not, individually
                                       or in the aggregate, have a material
                                       adverse effect on the Company and its
                                       subsidiaries considered as one
                                       enterprise, and none of them has received any notice of infringement of or conflict with asserted rights of others that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries considered as one enterprise.

         In rendering such opinion, Ms. Mai may rely on the opinion of counsel for the Agents as to matters of New York law.

                  (2) Opinion of Counsel to the Agents. The opinion of Brown & Wood, LLP counsel to the Agents, covering the matters referred to in subparagraph (1) under the subheadings (i) and (v) to (xi), inclusive, above.

                  (3) Disclosure Statements. In giving their opinions required by subsection (b)(1) and (b)(2) of this Section, Elizabeth H. Mai, Esq. and Brown & Wood LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement, at the time it became effective or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such post-effective amendment became effective or at the time of the most recent such filing, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the date hereof, or (if such opinion is being delivered in connection with the purchase of Notes by an Agent as principal pursuant to
         Section 7(c) hereof) at the date of any agreement by such Agent to purchase Notes as principal and at the Settlement Date with respect thereto, as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (c) Officers' Certificate. At the date hereof, the Agents shall have received a certificate of the President or any Vice President and the chief financial or chief accounting officer of the Company, dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of any agreement by an Agent to purchase Notes as principal, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the other representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

         (d) Comfort Letter. On the date hereof, the Agents shall have received a letter from Arthur Andersen LLP, dated as of the date hereof in the form heretofore agreed to by the Agents.

         (e) Other Documents. On the date hereof and on each Settlement Date, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

         If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the applicable Agent, any applicable agreement by such Agent to purchase Notes as principal) may be terminated by the Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(h) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 11 hereof, the provisions relating to governing law set forth in Section 14 and the provisions set forth under "Parties" of Section 15 hereof shall remain in effect.

SECTION 6. Delivery of and Payment for Notes Sold through the Agents.

         Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the applicable Agent shall promptly notify the Company and deliver the Note to the Company, and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by an Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

SECTION 7. Additional Covenants of the Company.

         The Company covenants and agrees with each Agent that:

         (a) Reaffirmation of Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes (whether to an Agent as principal or through an Agent as agent), and each delivery of Notes to an Agent (whether to an Agent as principal or through an Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to such Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or its agent, or to such Agent, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

         (b) Subsequent Delivery of Certificates. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of Notes or similar changes, and other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes), (ii) there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K unless the Agents shall otherwise specify), (iii) (if required in connection with the purchase of Notes by an Agent as principal) the Company sells Notes to an Agent as principal or (iv) the Company issues and sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished to the Agents forthwith a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agents or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(c), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided that the certificate delivered with respect to
(iv) above may be limited to the due authorization, execution, delivery and enforceability of such Notes.

         (c) Subsequent Delivery of Legal Opinions. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of the Notes or similar changes or solely for the inclusion of additional financial information, and, other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes),
(ii) there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K, unless the Agents shall otherwise specify), (iii) (if required in connection with the purchase of Notes by an Agent as principal) the Company sells Notes to an Agent as principal or
(iv) if the Company issues and sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents a written opinion of Elizabeth H. Mai, Esq., General Counsel to the Company, or other counsel satisfactory to the Agents dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to the Agents, or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance); provided that the opinion delivered with respect to (iv) above may be limited to the due authorization, execution, delivery and enforceability of such Notes and the description thereof in the Prospectus conforms to the terms of such Notes.

         (d) Subsequent Delivery of Comfort Letters. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the SEC (other than any Current Report on Form 8-K, unless the Agents shall otherwise reasonably specify) any document incorporated by reference into the Prospectus which contains additional financial information, or (ii) (if required in connection with the purchase of Notes by an Agent as principal) the Company sells Notes to an Agent as principal, the Company shall cause Arthur Andersen LLP forthwith to furnish such Agent a letter, dated the date of effectiveness of such amendment, supplement or document with the SEC, or the date of such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the letter referred to in
Section 5(d) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Arthur Andersen LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of such Agent, such letter should cover such other information.

SECTION 8. Indemnification.

         (a) Indemnification of the Agents. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls each Agent within the meaning of Section 15 of the 1933 Act as follows:

                           (i) against any and all loss, liability, claim,
                         damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement or the Prospectus;

                           (ii) against any and all loss, liability, claim,
                         damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                           (iii) against any and all expense whatsoever, as
                         incurred, (including the fees and disbursements of counsel chosen by the Agents) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

         (b) Indemnification of Company. Each Agent severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

         (c) General. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which an indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution.

         In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, the Company and the Agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by the indemnification provisions of Section 8 hereof incurred by the indemnified party, as incurred, in such proportions that each Agent is responsible for that portion represented by the percentage that the total commissions or underwriting discounts received by such Agent in respect of the sale of Notes to or through it that were the subject of the claim for indemnification bears to the total sales price from the sale of such Notes, and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls each Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

SECTION 10. Payment of Expenses.

         The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

         (a) The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

         (b) The preparation, filing and reproduction of this Agreement;

         (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

         (d) The fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any Calculation Agent or Exchange Rate Agent;

         (e) The reasonable fees and disbursements of Brown & Wood LLP, counsel to the Agents, or such other counsel to the Agents acceptable to the Company, incurred in connection with the establishment of the program relating to the Notes and incurred from time to time in connection with the transactions contemplated hereby;

         (f) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

         (g) The preparation, printing, reproducing and delivery to the Agents of copies of the Indenture and all supplements and amendments thereto;

         (h) Any fees charged by rating agencies for the rating of the Notes;

         (i) The fees and expenses incurred in connection with the listing of the Notes on any securities exchange;

         (j) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

         (k) Any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company;

         (l) The cost of providing any CUSIP or other identification numbers for the Notes; and

         (m) The fees and expenses of any Depositary (as defined in the Indenture) and any nominees thereof in connection with the Notes.

SECTION 11. Representations, Warranties and Agreements to Survive Delivery.

         All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of the Agents, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 12. Termination.

         (a) Termination of this Agreement. This Agreement (excluding any agreement hereunder by an Agent to purchase Notes as principal) may be terminated for any reason, at any time by either the Company or an Agent (as to such Agent) upon the giving of written notice of such termination to the other party hereto.

         (b) Termination of Agreement to Purchase Notes as Principal. Each Agent may terminate any agreement hereunder by such Agent to purchase Notes as principal, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of such Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either Federal, New York or Pennsylvania authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any applicable principal purchase shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to such Agent's attention any facts that would cause such Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

         (c) General. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the applicable Agent shall be entitled to any commission earned in accordance with the third paragraph of Section 3(b) hereof, (ii) if at the time of termination (a) the applicable Agent shall own any Notes purchased by it as principal with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in
Section 4(h) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

SECTION 13. Notices.

         Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

         If to the Company:

                  Advanta Corp.

                  Welsh & McKean Roads
                  Spring House, PA 19477-0844
                  Attention: Elizabeth H. Mai, General Counsel

                  If to Salomon Brothers Inc:

                  Seven World Trade Center
                  32nd Floor
                  New York, NY 10048
                  Attention:  Medium-Term Note Group

         If to Bear, Stearns & Co. Inc.:

                  245 Park Avenue
                  4th Floor
                  New York, NY  10167
                  Attention:  Medium-Term Note Group

         If to Chase Securities Inc.:

                  270 Park Avenue, 8th Floor
                  New York, NY 10017-2070
                  Attention: Medium-Term Notes Desk

         If to Credit Suisse First Boston Corporation:

                  11 Madison Avenue
                  New York, New York 10010
                  Fax:  (212) 325-8183
                  Attention: Short and Medium-Term Finance Dept.

         If to Merrill Lynch, Pierce, Fenner & Smith
                                Incorporated:

                  Merrill Lynch & Co.,
                  Merrill Lynch, Pierce, Fenner & Smith
                                    Incorporated
                  World Financial Center
                  North Tower, 10th Floor
                  New York, NY 10281-1310
                  Attention:   MTN Product Management
                  Telephone:   (212)  449-7476
                  Telecopier:  (212) 449-2234

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14. Governing Law; Forum.

         This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against the Agents in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

SECTION 15. Parties.

         This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

         If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.


                                       Very truly yours,

                                       Advanta Corp.

                                       By:  /s/
                                          -------------------------------------
                                            Name:  David D. Wesselink
                                            Title:  Senior Vice President and
Accepted:                                           Chief Financial Officer
Salomon Brothers Inc

By:     /s/
   -------------------------------
         Name:
         Title:

Bear, Stearns & Co. Inc.

By:     /s/
   -------------------------------
         Name:
         Title:

Chase Securities Inc.

By:     /s/
   -------------------------------
         Name:
         Title:

Credit Suisse First Boston Corporation

By:     /s/
   -------------------------------
         Name:
         Title:

Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated

By:     /s/
   -------------------------------
         Name:
         Title:

                                                                       EXHIBIT A

         The following terms, if applicable, shall be agreed to by the applicable Agent and the Company in connection with each sale of Notes:

         Principal Amount: $_______
                  (or principal amount of foreign currency)

         Interest Rate:
                  If Fixed Rate Note, Interest Rate:

                  If Floating Rate Note:
                     Interest Rate Basis:
                     Initial Interest Rate:
                     Spread or Spread Multiplier, if any:
                     Interest Reset Date(s):
                     Interest Payment Date(s):
                     Index Maturity:
                     Maximum Interest Rate, if any:
                     Minimum Interest Rate, if any:


                     Calculation Agent:

         If Redeemable:
            Initial Redemption Date:
            Initial Redemption Percentage:
            Annual Redemption Percentage Reduction:
         If Repayable:
            Optional Repayment Date(s):

         Date of Maturity:
         Purchase Price:  ___%
         Settlement Date and Time:
         Currency of Denomination:
         Denominations (if currency is other than U.S. dollar):
         Currency of Payment:
         Additional Terms:

Also, in connection with the purchase of Notes by an Agent as principal, agreement as to whether the following will be required:

         Officer's Certificate pursuant to Section 7(b) of the Distribution Agreement.
         Legal Opinion pursuant to Section 7(c)of the Distribution Agreement. Comfort Letter pursuant to Section 7(d) of the Distribution Agreement. Stand-off Agreement pursuant to Section 4(j) of the Distribution Agreement.

                                                                       EXHIBIT B

                              [LETTERHEAD OF AGENT]


                                                             [DATE]

Advanta Corp.
Welsh & McKean Road
P.O. Box 844
Spring House, Pennsylvania  19477-0844

Ladies and Gentlemen:

         Reference is hereby made to that certain Distribution Agreement dated as of September __, 1997 by and among Advanta Corp., Salomon Brothers Inc, Bear, Stearns & Co. Inc., Chase Securities Inc., Credit Suisse First Boston Corporation and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Distribution Agreement"). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Distribution Agreement.

         The undersigned hereby represents and warrants to you that it is taking delivery of the Notes being delivered to it on this date (the "Subject Notes") solely as agent and the Subject Notes are being sold to investors at 100% of their principal amount.

         If any securities are or will be "taken in trade" (as defined in Rule 2730 of the National Association of Securities Dealers, Inc. Conduct Rules ("Rule 2730")) in connection with the sale of the Subject Notes to investors, the undersigned acknowledges that such transaction is subject to Rule 2730 and certifies that the transaction will comply with all aspects of Rule 2730.

                                        Very truly yours,

                                        [AGENT]

                                        By:__________________________
                                             Name:
                                             Title:

                                   SCHEDULE A

         As compensation for the services of the Agents hereunder, the Company shall pay to the applicable Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:


                                                                       PERCENT OF
MATURITY RANGES                                                        PRINCIPAL AMOUNT
---------------                                                        ----------------
LESS THAN 1 YEAR ...............................................          .125%

FROM 1 YEAR TO LESS THAN 18 MONTHS .............................          .150%

FROM 18 MONTHS TO LESS THAN 2 YEARS ............................          .200%

FROM 2 YEARS TO LESS THAN 3 YEARS ..............................          .250%

FROM 3 YEARS TO LESS THAN 4 YEARS ..............................          .350%

FROM 4 YEARS TO LESS THAN 5 YEARS ..............................          .450%

FROM 5 YEARS TO LESS THAN 6 YEARS ..............................          .500%

FROM 6 YEARS TO LESS THAN 7 YEARS ..............................          .550%

FROM 7 YEARS TO LESS THAN 10 YEARS .............................          .600%

FROM 10 YEARS TO LESS THAN 15 YEARS ............................          .625%

FROM 15 YEARS TO LESS THAN 20 YEARS ............................          .700%

FROM 20 YEARS TO LESS THAN 30 YEARS ............................          .750%

FROM 30 YEARS TO LESS THAN 40 YEARS ............................          .875%